                                                                   EXHIBIT 10(d)


                                ESCROW AGREEMENT


     This Escrow Agreement ("Agreement"), dated as of November 30, 1994, among Sterling Software, Inc., a Delaware corporation ("Sterling"), KnowledgeWare, Inc., a Georgia corporation ("KnowledgeWare"), The First National Bank of Boston (the "Agent") and Stuart Finestone as representative (the "Representative"),

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Sterling, SSI Corporation, a Georgia corporation and wholly owned subsidiary of Sterling ("Newco"), and KnowledgeWare are parties to that certain Amended and Restated Agreement and Plan of Merger dated as of August 31, 1994 to be effective as of July 31, 1994 (as amended, the "Merger Agreement") pursuant to which Newco will merge with and into KnowledgeWare; and

     WHEREAS, pursuant to the Merger Agreement, Sterling is entitled to indemnification under certain circumstances as set forth in the Merger Agreement; and

     WHEREAS, the purpose of this Agreement is to provide for the deposit of
  484,771    shares of common stock, par value $0.10 per share, of Sterling
-----------
("Buyer Common Stock") pursuant to the Merger Agreement to satisfy the rights of Sterling to be indemnified under Section 7.18 of the Merger Agreement and to provide for the distribution, if applicable, of any shares of Buyer Common Stock to persons who as of the Effective Time (as defined in the Merger Agreement) were holders of record ("Record Holders") of issued and outstanding Shares (as defined in the Merger Agreement);

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.  As used in this Agreement, all capitalized terms not
          -----------
defined herein shall have the meanings attributed to such terms in the Merger Agreement. The parties acknowledge and agree that the term "Damages" also includes amounts paid in settlement of any Action (including, without limitation, fees and disbursements of counsel and investigation expenses incurred in connection therewith).

     2.   Appointment of Agent and Representative.
          ---------------------------------------

     (a) Sterling and KnowledgeWare hereby appoint the Agent as escrow agent for the purposes set forth herein and the Agent hereby accepts such appointment on the terms herein provided.

     (b) The Representative is hereby appointed as agent and representative of the Record Holders for the purposes set forth herein and the Representative accepts such appointment on the terms herein provided.


     3.   Escrowed Shares.
          ---------------

     (a)  For the purposes herein set forth, Sterling has caused to be deposited
with the Agent -  484,185    shares of Buyer Common Stock (the "Escrowed
               -------------
Shares"). The Escrowed Shares shall be registered in the name of the Agent or its nominee. If during the term of this Agreement there is declared a stock dividend or stock split, all securities thereby issuable with respect to the Escrowed Shares shall be deposited hereunder and shall be deemed "Escrowed Shares" for the purposes of this Agreement. If during the term of this Agreement there is paid any dividends (within the meaning of Section 301(c)(1) of the Code) in cash or other property in respect of the Escrowed Shares, such dividends shall be paid by the Agent to the Record Holders, pro rata, except that any such dividends paid in respect of Escrowed Shares as to which a claim exists pursuant to a Sterling Notice shall constitute and be deemed part of such Escrowed Shares for purposes of this Agreement. If during the term of this Agreement there is any other distribution which does not constitute a dividend (within the meaning of Section 301(c)(1) of the Code) in cash or other property in respect of the Escrowed Shares, such distribution shall be retained by the Agent and shall constitute part of the "Escrowed Shares" for purposes of this Agreement. The Escrowed Shares shall be held and disbursed by the Agent in accordance with the terms of this Agreement.

     (b) The Escrowed Shares held by the Agent pursuant to this Agreement shall be deemed issued and outstanding. With respect to any matter on which stockholders of Sterling have a right to vote, the Agent, on behalf of the Record Holders, shall have the right to vote, or not vote, all Escrowed Shares (or any portion thereof) in such manner as it deems appropriate as agent for the Record Holders; provided that, at Sterling's expense, the Agent shall promptly forward, or cause to be forwarded, copies of any proxies, proxy statements and other soliciting materials to the Record Holders, and shall vote the applicable portion of the Escrowed Shares in accordance with any written instructions timely received by the Agent from any Record Holder.

     (c) The Record Holders' interest in this Agreement and the Escrowed Shares (prior to the disbursement thereof) may not be transferred except by operation of law.

     4.   Application of Escrow Deposit.  The Escrowed Shares shall be held in
          -----------------------------
escrow under the terms of this Agreement and released by the Agent upon the following terms:

          (a) Upon joint written notice and instruction from Sterling and the Representative that the Escrowed Shares, or any portion thereof, should be disbursed, the Agent shall make such disbursement in accordance with the directions set forth in such joint written notice and instruction.

          (b) If at any time, or from time to time, before the second anniversary of the Effective Time, Sterling delivers to the Agent written notice (a "Sterling Notice") asserting that Sterling is entitled to indemnification as set forth in Section 7.18 of the Merger Agreement, which Sterling Notice shall state the basis and amount of such claim, then the Agent shall disburse, on the twentieth business day following receipt of the Sterling Notice, all or such portion of the Escrowed Shares to Sterling as specified in the Sterling Notice; provided that if the Agent receives written notice from the Representative prior to such twentieth business day that a dispute exists with respect to the claims made in the Sterling Notice (a "Dispute Notice"), which Dispute Notice shall state the basis of such dispute, the Agent shall continue to hold the Escrowed Shares (but shall disburse to Sterling any portion of such Escrowed Shares as to which no dispute exists) until directed otherwise pursuant to paragraph (a) above or (c) below.

          (c) If the Agent timely receives a Dispute Notice, the Agent shall retain the Escrowed Shares subject of the Sterling Notice until the first to occur of the following:

               (i) receipt by the Agent of joint written instructions from Sterling and the Representative, in which case the Agent shall disburse the Escrowed Shares (or applicable portions thereof) as set forth in such joint written instructions; or

               (ii) receipt by the Agent of a written notice from either Sterling or the Representative (a "Litigation Certificate") to the effect that such person(s) has received a final non-appealable judgment or order from a court of competent jurisdiction (and attaching a copy of such judgment or order) resolving the dispute as to the disbursement of the subject Escrowed Shares setting forth in reasonable detail the substance of such judgment and instructions as to the resulting disbursement of the Escrowed Shares (or applicable portions thereof), in which case the Agent shall make such disbursement (or portions thereof) on the twentieth business day following receipt of the Litigation Certificate; provided that if Sterling or the Representative delivers to the Agent a certificate prior to such twentieth business day disputing the contents of the Litigation Certificate (the "Countervailing Certificate"), then the Agent, on the twentieth business day following receipt of the Countervailing Certificate, shall interplead the subject Escrowed Shares into, or file a declaratory judgment action with, a court of competent jurisdiction to determine the rights of the parties to the Escrowed

          Shares, unless prior to such twentieth business day the Agent receives a joint written instruction pursuant to paragraph (c)(i) above.

          (d) If, on the second anniversary of the Effective Time, there are Escrowed Shares remaining undisbursed and not the subject of a Sterling Notice or a Contingent Claim Notice (defined below), the Agent shall disburse such Escrowed Shares to the Record Holders pro rata in accordance with their relative record ownership of Shares issued and outstanding as of the Effective Time.

          (e) If, within 30 days prior to the second anniversary of the Effective Time, Sterling, in its reasonable good faith judgment, believes that there exist one or more Actions with respect to which Sterling would be entitled to indemnification for Damages incurred subsequent to the second anniversary of the Effective Time (each a "Contingent Claim" and collectively, "Contingent Claims"), Sterling may give the Agent written notice (a "Contingent Claim Notice") of such Contingent Claims, which Contingent Claim Notice shall state the basis of the Contingent Claims and Sterling's reasonable good faith estimate of the maximum amount of Damages for which it would be entitled to indemnification with respect thereto. In the event a Contingent Claim Notice is delivered, a number of Escrowed Shares equal to the aggregate amount of such estimated Damages divided by the most recently reported closing sales price of Buyer Common Stock on the date of the Contingent Claim Notice shall remain subject to this Agreement, and this Agreement shall remain in effect; provided that, with respect to any Contingent Claim which has not been resolved on or prior to the fourth anniversary of the Effective Time, any Escrowed Shares attributable to such Contingent Claim and not disbursed shall be disbursed to the Record Holders pro rata in accordance with their relative record ownership of Shares issued and outstanding as of the Effective Time unless, as of the fourth anniversary of the Effective Time, such Contingent Claim is then subject to litigation or binding arbitration proceedings, in which case such Escrowed Shares shall remain subject to this Agreement, and this Agreement shall remain in effect, until the final, nonappealable resolution of such proceedings.

          (f) Notwithstanding any other provision of this Agreement, no fractional shares of Buyer Common Stock will be issued to the Record Holders and any Record Holder who would otherwise be entitled to receive a fractional share will be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Agent, within ten business days following the date the disbursement of such fractional share would have been made, on behalf of all such Record Holders of the aggregate fractional shares of Buyer Common Stock that such persons would be entitled to receive but for this paragraph (f).

          (g) For the purposes of this Agreement, whenever in this Agreement it is provided that the Agent may or shall disburse Escrowed Shares to Sterling, the Agent shall, as Sterling may direct in writing, either (i) deliver to Sterling a stock certificate representing the appropriate number of Escrowed Shares or (ii) sell an appropriate number of Escrowed Shares and deliver the proceeds therefrom to Sterling. In determining the number of shares to be so disbursed or sold in respect of Damages, the number of Escrowed Shares to be disbursed or sold shall be equal to the number of shares (rounded to the nearer whole share) determined by dividing the amount of Damages with respect to which Sterling is entitled to be indemnified by the most recently reported closing sale price of the Buyer Common Stock preceding the date Sterling delivers to the Agent the Sterling Notice.

          (h) Notwithstanding paragraph (g) above, in the event that the Agent is required to sell any of the Escrowed Shares pursuant to Section 4(g) or
     Section 12(c) or otherwise, Sterling may notify the Agent that the Agent shall suspend its efforts to sell any or all of such shares until receipt of further notice from Sterling, without giving any reason therefor, and the Agent shall suspend such efforts until receipt of such further notice.

     5.   Communications with Representative.
          ----------------------------------

          (a) Within a reasonable time following receipt of notice of an Action for which Sterling believes it is entitled to indemnification, Sterling shall give the Representative written notice of such Action, which notice shall describe the material allegations of such Action.

          (b) Within a reasonable time following the end of each calendar quarter while this Agreement is in effect, Sterling shall deliver to the Representative a written summary of the status of each Action with respect to which Sterling is seeking indemnification.

          (c) At least ten (10) days prior to settling any Action with respect to which Sterling is seeking indemnification (or such shorter period as is then consented to by the Representative), Sterling shall give the Representative written notice thereof, which notice shall describe the material terms of such settlement.

          (d) Within a reasonable time after receiving a request therefor from the Representative, Sterling shall furnish the Representative such additional information relating to Actions as he may reasonably request from time to time.

     6.   Liability of the Agent.  The duties of the Agent hereunder shall be
          ----------------------
limited to the observance of the express provisions of this Agreement. The Agent shall not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth or provided for herein. The Agent shall not make any disposition of Escrowed Shares which is not expressly authorized by this Agreement. The Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Agreement which it in good faith believes to be genuine and in conformity with the requirements of this Agreement. Except as expressly provided in this Agreement, the Agent shall have no duty to determine or inquire into the happening or occurrence of any event. Anything in this Agreement to the contrary notwithstanding, the Agent shall not be liable to any person for anything which it may do or refrain from doing in connection with this Agreement, unless the Agent is guilty of gross negligence or willful misconduct.

     7.   Duties of the Agent.
          -------------------

          (a) The Agent shall hold or sell the Escrowed Shares, or portions thereof, as set forth herein.

          (b) The Agent shall have no authority or obligation to invest funds except as herein provided.

          (c) Promptly following receipt by the Agent of any certificate or notice (i) from Sterling or the Representative pursuant to Section 4, the Agent shall promptly provide a copy thereof to the other and (ii) from any Record Holder pursuant to Section 13, the Agent shall promptly provide a copy thereof to Sterling and the Representative.

     8.   Indemnification of the Agent.
          ----------------------------

          (a) Sterling and KnowledgeWare (solely to the extent of the Escrowed Shares) each shall severally indemnify and hold the Agent, its employees, officers, agents, successors and assigns harmless from and against any and all loss, cost, damages or expenses (including reasonable attorneys' fees) it or they may sustain by reason of the Agent's service as escrow agent hereunder, except such a loss, cost, damage or expense (including reasonable attorneys' fees) incurred by reason of such acts or omissions for which the Agent is liable or responsible under the provisions of
     Section 6 hereof.

          (b) The Agent is hereby given a prior lien on all rights, titles and interests of Sterling and the Record Holders in the Escrowed Shares, including any property or cash (or cash equivalent) arising therefrom, in order to protect, indemnify and reimburse the Agent for the costs, expenses, fees and liabilities to which it is entitled pursuant to Section 8(a) above.

     9.   Fees of the Agent.  The Agent's compensation for services hereunder
          -----------------
shall be in accordance with Exhibit A. In the event extraordinary services are
                            ---------
required of the Agent beyond the services described herein, compensation shall be an amount that is fair and equitable based upon the services and responsibility involved. Sterling shall pay the fees and expenses of the Agent for serving as escrow agent.

     10.  Resignation of the Agent.  The Agent may resign as escrow agent by
          ------------------------
giving each of Sterling and the Representative not less than 30 days' written notice of the effective date of such resignation. Sterling shall have the right to designate a substitute escrow agent, provided it is reasonably acceptable to the Representative. If on or prior to the effective date of such resignation, the Agent has not received written instructions from Sterling of a substitute escrow agent, it shall thereupon deposit the Escrowed Shares into the registry of a court of competent jurisdiction. The parties hereto intend that a substitute escrow agent shall be appointed to fulfill the duties of the Agent hereunder for the remaining term of this Agreement in the event of the Agent's resignation.

     11.  Remedies of the Agent.
          ---------------------

          (a) In the event of any dispute hereunder, or if conflicting demands or notices are made upon the Agent, or in the event the Agent in good faith is in doubt as to what action it should take hereunder, the Agent shall have the right to (i) stop all further proceedings in, and performance of, this Agreement and instructions received hereunder, and/or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all persons involved to interplead and litigate in such court their several claims and rights with respect to the Escrowed Shares.

          (b) While any legal proceeding arising out of this Agreement is pending, the Agent shall have the right to stop all further proceedings in, and performance of, this Agreement and instructions received hereunder until all differences shall have been resolved by agreement or a final order.

          (c) The Agent may from time to time consult with legal counsel of its own choosing in the event of any disagreement, controversy, question or doubt as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. Any such fees and expenses of such legal counsel shall be considered part of the fees and expenses of the Agent for the purposes of
     Section 9 of this Agreement.

     12.  Responsibilities of the Representative.
          --------------------------------------

          (a) The Representative is an attorney who has been designated by the Board of Directors of KnowledgeWare with the consent of Sterling in its reasonable discretion. The duties of the Representative hereunder shall be limited to the observance of the express provisions of this Agreement. The Representative shall not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth or provided for herein. Anything in this Agreement to the contrary notwithstanding, the Representative shall not be liable to any Record Holder or any other person for anything which it may do or refrain from doing in connection with this Agreement, unless the Representative is guilty of willful misconduct.

          (b) The Representative and its successors and assigns shall be indemnified and held harmless, out of the Escrowed Shares, from and against any and all loss, cost, damages or expenses (including reasonable attorneys' fees) it or they may sustain by reason of the Representative's services as representative hereunder, except such loss, cost, damage or expense (including reasonable attorneys' fees) incurred by reason of such acts or omissions for which the Representative is responsible pursuant to paragraph (a) above.

          (c) The Representative's compensation for services hereunder shall be at his normal hourly rate. The fees and reasonable expenses of the Representative shall be paid out of the Escrowed Shares on a timely basis upon presentation of invoices to the Agent, and shall be paid through the sale by the Escrow Agent of a sufficient number of Escrowed Shares.

     13.  Resignation or Removal of the Representative.  The Representative may
          --------------------------------------------
resign as representative by giving Sterling, the Agent and each of the Record Holders not less than 30 days' written notice of the effective date of such resignation. Record Holders who as of the Effective Time owned of record at least 51% of the issued and outstanding Shares may, by delivering written notice to Sterling, the Agent and the Representative, remove the Representative with or without cause. Prior to the effective date of such resignation or removal, Record Holders who as of the Effective Time owned of record at least 51% of the issued and outstanding Shares may deliver to Sterling and the Agent a written designation of a substitute representative who shall be acceptable to Sterling in its reasonable discretion. If no designation is made, the Representative shall appoint a substitute representative, provided such substitute representative is reasonably acceptable to Sterling.

     14.  Miscellaneous.
          -------------

          (a) Any notice or communication hereunder to Sterling, the Representative or the Agent must be in writing and given by overnight courier, depositing the same in the United States mail, addressed to the person to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is received if sent by overnight courier or hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses shall be:

          If to Sterling:                Sterling Software, Inc.
                                         8080 North Central Expressway
                                         Suite 1100
                                         Dallas, Texas 75206
                                         Attn:  General Counsel

          with a copy to:                Jackson & Walker, L.L.P.
                                         901 Main Street, Suite 6000
                                         Dallas, Texas  75202
                                         Attn:  Charles D. Maguire, Jr.

          If to the Representative:      Stuart Finestone
                                         Suite 2540
                                         Tower Place
                                         3340 Peachtree Road, N.E.
                                         Atlanta, Georgia  30326

          If to the Agent:               The First National Bank of Boston
                                         Blue Hills Office Park
                                         150 Royal Street; Mail Stop 45-02-15
                                         Canton, MA  02021
                                         Attention:  Corporate Trust Division


     Any notice or communication hereunder to a Record Holder must be in writing and given by depositing the same in the United States mail, addressed to the Record Holder as reflected on the records of the transfer agent for the Shares as of the Effective Time, which notice shall be deemed received on the fifth business day following the date on which it is so mailed. Any party or Record Holder may change its address for notice by written notice given to the other parties in accordance with this Section. In cases where Sterling and the Representative may give joint written notice or instructions to the Agent, such notice may be given by separate instruments of similar tenor.

          (b) This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Sterling, the Representative and the Agent; provided that this Agreement may not be amended in a manner that would materially and adversely affect the rights or benefits of the Record Holders without the written consent of Record Holders who as of the Effective Time owned of record at least 51% of the issued and outstanding Shares.

          (c) This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          (d) This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.

          (e) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed as of the day and year first above written.

                                      STERLING:
                                      --------

                                      STERLING SOFTWARE, INC.


                                      By: /s/ Jeannette P. Meier
                                         ---------------------------------------

                                      Its:    Executive Vice President,
                                          --------------------------------------
                                              Secretary and General Counsel


                                      KNOWLEDGEWARE:
                                      -------------

                                      KNOWLEDGEWARE, INC.


                                      By:_______________________________________

                                      Its:______________________________________



                                      AGENT:
                                      -----

                                      THE FIRST NATIONAL BANK OF BOSTON


                                      By:_______________________________________

                                      Its:______________________________________



                                      REPRESENTATIVE:
                                      --------------


                                      __________________________________________
                                          Stuart Finestone

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed as of the day and year first above written.

                                      STERLING:
                                      --------

                                      STERLING SOFTWARE, INC.


                                      By:_______________________________________

                                      Its:______________________________________




                                      KNOWLEDGEWARE:
                                      -------------

                                      KNOWLEDGEWARE, INC.


                                      By:  /s/ Francis A. Tarkenton
                                         ---------------------------------------
                                              Chairman of the Board and Chief
                                              Executive Officer
                                      Its:--------------------------------------



                                      AGENT:
                                      -----

                                      THE FIRST NATIONAL BANK OF BOSTON


                                      By:_______________________________________

                                      Its:______________________________________



                                      REPRESENTATIVE:
                                      --------------


                                      __________________________________________
                                          Stuart Finestone

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed as of the day and year first above written.

                                      STERLING:
                                      --------

                                      STERLING SOFTWARE, INC.


                                      By:_______________________________________

                                      Its: _____________________________________



                                      KNOWLEDGEWARE:
                                      -------------

                                      KNOWLEDGEWARE, INC.


                                      By:_______________________________________

                                      Its:______________________________________



                                      AGENT:
                                      -----

                                      THE FIRST NATIONAL BANK OF BOSTON


                                      By: /s/ James Mogavero
                                         ---------------------------------------

                                      Its:   Authorized Officer
                                          --------------------------------------



                                      REPRESENTATIVE:
                                      --------------


                                      __________________________________________
                                          Stuart Finestone

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed as of the day and year first above written.

                                      STERLING:
                                      --------

                                      STERLING SOFTWARE, INC.


                                      By:_______________________________________

                                      Its:______________________________________


                                      KNOWLEDGEWARE:
                                      -------------

                                      KNOWLEDGEWARE, INC.


                                      By:_______________________________________

                                      Its:______________________________________



                                      AGENT:
                                      -----

                                      THE FIRST NATIONAL BANK OF BOSTON


                                      By:_______________________________________

                                      Its:______________________________________



                                      REPRESENTATIVE:
                                      --------------


                                                /s/ Stuart Finestone
                                       -----------------------------------------
                                                    Stuart Finestone

                                                                       Exhibit A



SCHEDULE OF FEES
--------------------------------------------------------------------------------

     The fees of the Agent shall be as set forth in that certain letter agreement between Sterling and the Agent attached hereto.

BANK OF BOSTON LETTER HEAD APPEARS HERE

October 24, 1994


Mr. Al Hoover
Assistant General Counsel
Sterling Software, Inc.
8080 North Central Expressway  Suite 1100
Dallas, TX 75206




Dear Mr. Hoover:

Thank you for providing Bank of Boston the opportunity to act as Escrow Agent for Sterling Software, Inc. With over 300 escrows on our books, we are experienced in handling these types of transactions and understand the need to be responsive.

As I understand it, Bank of Boston would be required to hold stock in escrow for a period of at least 2 years as a result of Sterling's acquisition of KnowledgeWare Inc. The estimated closing date is mid November, 1994. The agreement being used is provided by Sterling Software, Inc. Upon acceptance of this agreement and stated fees please sign and return a copy to me at your earliest convenience. The Administrator assigned to this escrow is Ms. Kecia Banks at (617)575-2412.

Based on this understanding, Bank of Boston's fees to act as Escrow Agent are:

          Acceptance Fee                            $1,000

          Annual Administration Fee                 $1,750

          Wire Transfers                            $20.00 per wire

          Legal Fees                                Included

          Out-of-pocket expenses                    Billed as incurred

As a matter of policy, the first year annual administration fee are due and payable at the closing of the transaction with out-of-pocket expenses billed shortly thereafter. The fees set forth in the enclosed schedule are subject to change should circumstances warrant. The Bank also reserves the right to review fees annually and increase them at a rate not to exceed the consumer price index. If the transaction fails to close for reasons beyond the Bank's control, we would expect to be reimbursed for out-of-pocket expenses incurred. Legal review will be performed by Mark Nelson, Esq. the Securities Department Director of Legal Affairs.

[LOGO OF BANK OF BOSTON APPEARS HERE]

Thank you again for this opportunity. I look forward to working with you on this transaction and in the future. If you have any questions on this proposal or our capabilities, please call me at (617)575-2782.


Sincerely,

/s/ Jack O'Connor                                  Accepted:
Vice President                                     Sterling Software, Inc.
Securities Department
                                                   By: /s/ Albert K. Hoover

                                                   Title: Vice President

                                                   Date: 11-28-94

cc: T. Murphy